Exhibit 5.1

May 2, 2022

Sema4 Holdings Corp.
333 Ludlow Street, North Tower, 8th Floor
Stamford, Connecticut

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 filed by Sema4 Holdings Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on May 2, 2022 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and resale by the selling stockholders defined and listed in the Registration Statement (the “Selling Stockholders”) of up to an aggregate of up to 160,864,198 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), consisting of (i) up to 80,000,000 shares (the “Merger Shares”) issued pursuant to that certain Agreement and Plan of Merger, dated January 14, 2022 (as amended, the “Merger Agreement”), in connection with the consummation of the Company’s acquisition of GeneDx, Inc., as described in more detail in the Registration Statement; (ii) up to 30,864,198 shares (the “Milestone Shares”) that may be issuable pursuant to the Merger Agreement in connection with the achievement of certain revenue-based milestones, as described in more detail in the Registration Statement; and (iii) up to 50,000,000 shares (the “PIPE Shares”) issued in a private placement pursuant to certain Subscription Agreements, dated January 14, 2022 (the “Subscription Agreements”), as described in more detail in the Registration Statement.

In connection with our opinion expressed below, we have also examined originals or copies of the prospectus prepared in connection with the Registration Statement (the “Prospectus”), the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), the Company’s Restated Bylaws (the “Bylaws”), the Merger Agreement, the Subscription Agreements, certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Certificate of Incorporation and the Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Class A common stock that are not currently outstanding or reserved for issuance under other outstanding securities or equity plans of the Company, to enable the Company to issue and deliver all of the shares of Class A common stock to be sold by the Selling Stockholders pursuant to the Registration Statement and the Prospectus.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law.

We express no opinion regarding the effectiveness of any waiver or stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to

Sema4 Holdings Corp.
May 2, 2022

indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.

Based upon the foregoing, we are of the opinion that,

1.The Merger Shares have been duly authorized and are validly issued, fully paid and non-assessable.

2.The Milestone Shares have been duly authorized, and when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

3.The PIPE Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with sale of the securities to be sold by the Selling Stockholders pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very Truly Yours,

/s/ Fenwick & West LLP

Fenwick & West LLP
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